            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                                                  Filed by:
                          (After Issuance of Stock)


                   TRANSCONTINENTAL REALTY INVESTORS, INC.
               -----------------------------------------------
                             Name of Corporation

   We, the undersigned Randall M. Paulson, President and Robert A. Waldman, Secretary of Transcontinental Realty Investors, Inc. do hereby certify:


   That the Shareholders of said corporation at a meeting duly convened, held on the 31st day of May, 1996, adopted a resolution to amend the original articles as follows:

   Article _______ is hereby amended to read as follows:  See Attached


[FILED STAMP]



   The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4012275: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                     TRANSCONTINENTAL REALTY INVESTORS, INC.

                                     By:  /s/ RANDALL M. PAULSON
                                          ----------------------------------
                                             President or Vice President
                                          Randall M. Paulson


                                          /s/ ROBERT A. WALDMAN
                                          ----------------------------------
                                           Secretary or Assistant Secretary
                                          Robert A. Waldman

State of Texas    )
                  ) ss.
County of Dallas  )

     On May 31, 1996, personally appeared before me, a Notary Public,
Randall M. Paulson and Robert A. Waldman, who acknowledged that they executed the above instrument.



                                          /s/ ALAN O. GOODRICH
                                          ----------------------------------
                                                 Signature of Notary

[NOTARY STAMP]
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                                   AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

                    TRANSCONTINENTAL REALTY INVESTORS, INC.

         Pursuant to the provisions of the Nevada General Corporation Law, the undersigned corporation adopts the following Amendment to its Articles of
Incorporation:

         Article Sixth is amended to read as follows:

                 "SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not fewer than three (3) nor more than twelve (12) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. At each annual meeting of stockholders beginning with the first, successors to directors shall be elected. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Except as provided by applicable law, any vacancy in the Board of Directors shall be filled by a majority of the directors then in office or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by Board of Directors pursuant to Article FOURTH applicable thereto."

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Articles of Incorporation.


                                        /s/ RANDALL M. PAULSON
                                        -----------------------------
                                        Randall M. Paulson, President


                                        /S/ ROBERT A. WALDMAN
                                        -----------------------------
                                        Robert A. Waldman, Secretary